UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): June 24, 2010

NORTHPORT NETWORK SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	#000-52728	76-0674579
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 4200, 601 Union Street
Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 652-3451

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 23, 2010, the Board of Directors unanimously approved a resolution to appoint one additional director; Roc Mou, to sit as a director of the Company effective immediately and to act as a director until the next shareholder meeting or until he resigns or is replaced. Roc Mou has agreed to act as a director. There is no family relationship between the new director and any Company management or existing directors.

Roc Mou, age 51, has a BA degree from Liaoning Normal University in Dalian, China. He commenced his career in the television and cable industries in 1984 when he became a reporter for the Liaoning Dalian TV station, and eventually became the General Manager with Dalian Cable TV Company Ltd. In 2001, he formed his own cable TV company and became managing director of Tiantu Cable TV Network Co., Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT NETWORK SYSTEMS, INC.

Dated: June 24,2010	By: /s/ Zhao Yan
Name: Zhao Yan
Title: President